UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 2006


                            WELLCO ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

    NORTH CAROLINA                     1-5555             56-0769274
(State or other jurisdiction        (Commission         (IRS Employer
       of Incorporation)            File Number)     Identification No.)

150 Westwood Circle, P.O. Box 1888, Waynesville, NC              28786
   (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:  (828) 456-3545

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communication pursuant of Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

Paragraph (a) and (b) of Item 1.01.

The information concerning the Employment Agreement referred to in Item 5.02 below is incorporated in this Item 1.01 by reference.


Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

Paragraph (c) of Item 5.02.

Lee Ferguson has been appointed as President, Chief Executive Officer, and a Director of the Company effective March 20, 2006. Mr. Ferguson is 54 years of age. Mr. Ferguson served as President of the Armor and Defense Group of Arotech Company, Inc., in Auburn, AL, from June, 2005 until December, 2005. He served as Chief Operating Officer of Specialty Defense Systems in Dunmore, PA from June, 2002 to June 2005. Mr. Ferguson served as President and Chief Operating Officer of BIKE Athletic Company, In Knoxville, TN, from August, 1994 to June, 2002.

The Company has entered into an employment agreement effective March 20, 2006, with Mr. Ferguson (the "Employment Agreement"). Mr. Ferguson's employment may be terminated by the Company without notice, and if terminated prior to June 27, 2009, Mr. Ferguson will continue to receive his salary for twelve (12) months following his termination. Further, if the Company or substantially all of its business assets are sold to an individual or entity not currently a stockholder of the Company and as a result of that transaction Mr. Ferguson will no longer serve as President and Chief Executive Officer of the Company, Mr. Ferguson will continue to receive his salary for twelve (12) months. Mr. Ferguson may terminate his employment with the Company upon ninety (90) days notice. During the term of the Employment Agreement, Mr. Ferguson will receive an annual salary of $260,000. Mr. Ferguson will receive a bonus of $35,000.00 before the end of the Company's 2006-2007 fiscal year, which will end on June 30, 2007. Prior to June 30, 2007 a bonus program for subsequent fiscal years under which Mr. Ferguson could earn a bonus of $130,000.00 or more upon attaining the goals and objectives for a fiscal year to be established by the Compensation Committee of the Company's Board of Directors. In addition, prior to June 30, 2007 the Compensation Committee of the Company's Board of Directors will consider the appropriateness of instituting additional stock option plans for Mr. Ferguson or him and other key employees as a group. Mr. Ferguson will be entitled to participate in all employee benefit plans and arrangements made available by the Company upon the terms and subject to the conditions set forth in the applicable

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plan or arrangement. In addition, the Company, subject to specified conditions, will obtain and maintain additional life insurance coverage on Mr. Ferguson's life in the amount of $450,000.00 while serving as a an employee of the Company payable in the event of his death to a beneficiary designated by him. The Company, subject to specified conditions, will obtain supplemental disability coverage for Mr. Ferguson providing him with additional disability benefits in the amount of $2,600 per month through his attained age 65 if he becomes disabled as defined in the disability income insurance policy. The Company will pay Mr. Ferguson a car allowance of $1,200.00 per month. The Company will provide Mr. Ferguson a furnished apartment in Haywood County, North Carolina, through March 19, 2007, if he does not purchase a permanent residence in this area prior to such date, and provide an executive relocation plan for Mr. Ferguson covering documented moving expenses and any brokerage expenses he may incur in connection with acquisition of a residence in Waynesville, North Carolina, area prior to March 19, 2007. The Employment Agreement is filed herewith as Exhibit 10.2.

Item 8 - Other Events

Item 8.01  Other Events

Fred K. Webb, Jr. was appointed as Acting President of the Company on February 15, 2006. On March 20, 2006, Mr. Webb will cease serving as Acting President and he will continue to serve as Vice President of the Company. Mr. Webb is a Director of the Company.

Section 9 -Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Paragraph (d) of Item 9.01.

The following exhibits are filed herewith:

Exhibit No.       Description

10.1 Employment agreement dated March 17, 2006, between Lee Ferguson and the Company.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WELLCO ENTERPRISES, INC., Registrant

                                    /s/ Fred K. Webb,Jr.
                                    -----------------------------
March 17, 2006                      Fred K. Webb, Jr., Acting President


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                                                                   Exhibit 10.1

                            WELLCO ENTERPRISES, INC.
                               150 Westwood Circle
                                  P.O. Box 188
                              Waynesville, NC 28786


                                                            March 17, 2006


Mr. Lee Ferguson
12977 Buckley Road
Knoxville, TN  37922

Dear Lee:

         I am pleased to advise you that the Board of Directors of Wellco Enterprises, Inc. ("Wellco") anticipates naming you as President and Chief Executive Officer of Wellco and a member of Wellco's Board of Directors upon your acceptance of this letter agreement outlining the terms and conditions of your employment, to be evidenced by your signature below.

         1. Your employment will commence on March 20, 2006.

         2. You will be employed at an annual salary of $260,000.00, payable weekly, less required and authorized withholdings.

         3. You will receive a bonus of $35,000.00 less required and authorized withholdings, on or before the end of Wellco's 2006-2007 fiscal year, which will end on June 30, 2007.

         4. Prior to June 30, 2007, the Compensation Committee of Wellco's Board of Directors will establish a bonus program under which you could earn a bonus of $130,000.00 or more for a fiscal year based upon the goals and objectives as detailed in your bonus program for such year when established; provided, however, that if all of the goals and objectives in your bonus program are met for the fiscal year, your bonus for Wellco's 2007-2008 fiscal year and subsequent fiscal years while you are President and Chief Executive Officer will not be less than the greater of (i) 50% of your annual base salary of $260,000.00, or (ii) 2% of Wellco's consolidated net income and after all bonuses, as determined and certified by Wellco's Chief Financial Officer calculated in the same manner as bonus calculations for other members of Wellco management have historically been calculated, less required and authorized withholdings.

         5. Between now and Wellco's fiscal year ending June 30, 2007, the Compensation Committee of the Board of Directors will consider the

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appropriateness of instituting additional stock option plans for either you individually or you and other key employees as a group.

         6. During your employment you will participate in Wellco's existing health and dental group insurance programs and Wellco's administrative employee Pension Plan as currently in effect. You and your wife will be covered by the health insurance plan as a non-taxable benefit. The dental insurance plan is voluntary and an electing participant pays for any premiums charged under that plan.

         7. You will participate in Wellco's existing group plan for all employees for life insurance in the amount of $50,000.00 if employed at the time of your death. In addition, Wellco will obtain and maintain additional life insurance coverage on your life in the amount of $450,000.00 payable in the event of your death while serving as a Wellco employee to a beneficiary designated by you, provided, such coverage can be obtained at standard rates or more favorable rates. The premium expense of this individual coverage will constitute a special fringe benefit taxable to you.

         8. You will participate in Wellco's existing disability plan for administrative employees, with a benefit of $2,400.00 per month upon an occurrence of your disability, as defined in that Plan. In addition, Wellco will obtain supplemental disability coverage for you providing you with additional disability benefits in the amount of $2,600.00 per month through your attained age 65 if you become disabled as defined in the disability income insurance policy which Wellco will own and obtain; provided, however, that in no event shall this additional disability coverage for you exceed an annual premium cost of $4,400.00 per year. The premium expense of this individual coverage will constitute a special fringe benefit taxable to you.

         9. You will receive a car allowance of $1,200.00 per month in addition to your annual base salary which will be taxable to you as ordinary income in lieu of being entitled to seek reimbursement from Wellco for actual business use of a personal vehicle.

         10. Wellco will provide you at Wellco's expense a furnished apartment in Haywood County, North Carolina for up to March 19, 2007 if you do not obtain a permanent residence of your own in this area during said period.

         11. Wellco will furnish you with an executive relocation plan to cover documented moving expenses and any brokerage expenses you may incur in connection with acquisition of a home in the Waynesville, North Carolina area prior to March 19, 2007.

         12. Your performance as President and Chief Executive Officer of Wellco is subject to Wellco's Board of Directors' continuing satisfaction with your performance. If for any reason Wellco's Board of Directors in its sole discretion determines that you should no longer serve in these capacities prior to June 27, 2009, you will receive a continuation for twelve (12) months of your

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salary as outlined above, any vested stock option rights which have already been awarded to you and COBRA rights as to health insurance as provided by law.

         13. If during your employment as President and Chief Executive Officer, Wellco or substantially all of its business assets are sold to an individual or entity not currently a stockholder of Wellco and as a result of that transaction you no longer will continue to serve as President and Chief Executive Officer of Wellco, you will receive a twelve-month severance package as outlined in Paragraph 12 above.

         14. If you should at any time while employed under this agreement decide to leave your employment for whatever reason, you may resign your positions on ninety (90) days' notice and you will receive no further benefits from Wellco after your separation date except as to any vested stock option rights which have already been awarded to you and any COBRA benefits as provided by law.

         All of our Board of Directors and I look forward to working with you in your new position, which will be of significant importance to the continuing success of Wellco's business operations.

         Please indicate your agreement to the foregoing by signing and returning to me one copy of this letter.

                                            With kind regards,

                                            WELLCO ENTERPRISES, INC.


                                            George Henson
                                            Chairman, Board of Directors



                                            John D. Lovelace
                                            Chairman, Compensation Committee
                                            of the Board of Directors

cc:      Board of Directors


Agreed to:

-----------------------------------------
Lee Ferguson

March 17, 2006

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